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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  July 1, 2005



                               Globix Corporation
             (Exact name of registrant as specified in its charter)



               Delaware                 1-14168              13-3781263
   (State or other jurisdiction of    (Commission          (IRS Employer
            incorporation)            File Number)       Identification No.)


               139 Centre Street,
               New York, New York                              10013
    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (212) 334-8500


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Form 8-K, Current Report
Globix Corporation
Commission File No. 001-14168


ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     In connection with the resignation of H. Jameson Holcombe as Senior Vice President, Operations, and Chief Technology Officer of Globix Corporation, as described below in Item 5.02, Mr. Holcombe and Globix entered into a separation agreement effective as of July 1, 2005. Pursuant to the terms of the agreement Globix agreed to continue Mr. Holcombe's salary through December 31, 2005. In addition Globix and Mr. Holcombe agreed to a general release of claims against each other.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective July 1, 2005 Mr. Holcombe resigned as Globix's Senior Vice President, Operations and Chief Technology Officer. Mr. Holcombe had served as Senior Vice President, Operations since July 2002 and as Chief Technology Officer since August 2003. In connection with his resignation, Mr. Holcombe and Globix entered into a separation agreement described above in Item 1.01.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 8, 2005                Globix Corporation

                                   By: /s/ James C. Schroeder
                                       ----------------------------------------
                                       Name: James C. Schroeder
                                       Title: Vice President and General Counsel



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